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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Growth Properties, Inc.:


We consent to the incorporation by reference herein in the registration statement on Form S-8 of General Growth Properties, Inc. related to the General Growth Properties, Inc. Incentive Stock Plan of our report dated May 8, 1998, with respect to the combined statement of revenues and certain expenses for certain retail properties of MEPC American Holdings Inc., U.K.-American Properties, Inc. and Caledonian Holding Company, Inc., wholly owned subsidiaries of MEPC plc, a United Kingdom company (the MEPC American Group) for the year ended September 30, 1997, which report appears in the Form 8-K/A dated June 2, 1998 of General Growth Properties, Inc. Our independent auditors' report contains an explanatory paragraph indicating that the combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note B to the combined statement of revenues and certain expenses and is not intended to be a complete presentation of MEPC American Group's revenues and expenses.



                                                /s/ KPMG LLP
                                                ------------
                                                KPMG LLP



Dallas, Texas
March 15, 1999